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                                 EXHIBIT 8(a)(1)

                   Amendment No. 21 to Participation Agreement

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                               AMENDMENT NO. 21 TO
                             PARTICIPATION AGREEMENT
                                     BETWEEN
                    AEGON/TRANSAMERICA SERIES FUND, INC. AND
                   WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO,

       Amendment No. 21 to the Participation Agreement ("Agreement"), dated February 27, 1991, as amended, between AEGON/Transamerica Series Fund, Inc. (the "Fund") and Western Reserve Life Assurance Co. of Ohio ("WRL").

       WHEREAS, WRL has registered or will register the WRL Freedom Navigator variable annuity contract and the WRL Xcelerator variable life insurance policy (the "Policies") under the Securities Act of 1933; and

       WHEREAS, WRL has, by resolution of its Board of Directors, duly organized and established the Separate Account VA U (the "Account") as a segregated asset account to receive, set aside and invest assets attributable to net premiums and payments received under the contract and such variable annuity contract will be partially funded by the Fund; and

       WHEREAS, WRL has registered or will register the Account as a unit investment trust under the Investment Company Act of 1940, as amended; and

       WHEREAS, WRL will offer, through its Separate Account VA U, the WRL Freedom Navigator variable annuity contract and through its WRL Series Life Account, the WRL Xcelerator variable life insurance policy; and

       WHEREAS, to the extent permitted by applicable insurance law and regulation, WRL intends to purchase shares in one or more of the Portfolios of the Fund to fund the Policies, as specified in Schedule B attached to the Agreement, as such Schedule B is amended by this Amendment No. 21, and as Schedule B may be amended from time to time; and

       WHEREAS, the Fund's Board of Directors approved resolutions for the following changes to go into effect September 15, 2003: a name change of the Great Companies - Global /2/ to Templeton Great Companies Global; and

       WHEREAS, the Fund intends to sell shares of the Portfolio(s) to the Policies at net asset value; and

       NOW, THEREFORE, IT IS HEREBY AGREED that WRL, through its Separate Account VA U and WRL Series Life Account, is authorized to acquire shares issued by the Fund, subject to the terms and conditions of the Participation Agreement, and that Schedule B to the Participation Agreement is hereby amended to add the WRL Freedom Navigator variable annuity contract and WRL Xceleratorr variable life insurance policy to the list of "Policies". It is also hereby agreed that Schedule A to this Agreement will be amended to reflect the name change of the Great Companies - Global /2/ portfolio.

       IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative, effective as of September 1, 2003.

WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO  AEGON/TRANSAMERICA SERIES FUND, INC.
By its authorized officer,                  By its authorized officer,


By:  /s/ Priscilla I. Hechler               By:  /s/ John K. Carter
   --------------------------------            ------------------------------
         Priscilla I. Hechler                        John K. Carter
Title:  Assistant Vice President            Title:  Vice President, Secretary
        and Assistant Secretary                        and General Counsel

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                                     AMENDED
                                   SCHEDULE B

                           Effective September 1, 2003

                Account(s), Policy(ies) and Portfolio(s) Subject
                         to the Participation Agreement

Accounts:                  WRL Series Life Account
                           WRL Series Annuity Account
                           Separate Account VA U

Policies:      The Equity Protector
                           WRL Freedom Equity Protector
                           WRL Freedom SP Plus
                           WRL Freedom Variable Annuity
                           WRL Freedom Attainer Variable Annuity
                           WRL Freedom Bellwether Variable Annuity
                           WRL Freedom Conqueror Variable Annuity
                           WRL Freedom Wealth Protector
                           C.A.S.E. Reserve Variable Annuity
                           Meridian Sector Variable Annuity
                           WRL Freedom Wealth Creator Variable Annuity
                           WRL Financial Freedom Builder
                           WRL Freedom Elite
                           WRL Freedom Premier Variable Annuity
                           WRL Freedom Access Variable Annuity
                           WRL Freedom Enhancer Variable Annuity
                           WRL Freedom Select Variable Annuity
                           WRL Freedom Elite Builder
                           WRL Freedom Elite Advisor
                           WRL Freedom Premier II
                           WRL Freedom Access II
                           WRL Freedom Enhancer II
                           WRL Freedom Navigator
                           WRL Xcelerator

Portfolios:    AEGON/Transamerica Series Fund, Inc. - each Portfolio has an
               Initial Class and a Service Class of Shares
                           AEGON Bond
                           Alger Aggressive Growth
                           Asset Allocation - Conservative Portfolio
                           Asset Allocation - Growth Portfolio
                           Asset Allocation - Moderate Portfolio
                           Asset Allocation - Moderate Growth Portfolio
                           American Century International
                           American Century Income & Growth
                           Capital Guardian U.S. Equity
                           Capital Guardian Value
                           Clarion Real Estate Securities
                           Dreyfus Mid Cap
                           Dreyfus Small Cap Value
                           Federated Growth & Income
                           GE U.S. Equity
                           Great Companies - America (SM)
                           Great Companies - Technology (SM)
                           J.P. Morgan Enhanced Index
                           Janus Balanced
                           Janus Global
                           AMENDED SCHEDULE B (continued)

Portfolios:                Janus Growth
                           LKCM Strategic Total Return
                           Marsico Growth

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                           MFS High Yield
                           Munder Net50
                           PBHG/NWQ Value Select
                           PBHG Mid Cap Growth
                           PIMCO Total Return
                           Salomon All Cap
                           Templeton Great Companies Global
                           T. Rowe Price Equity Income
                           T. Rowe Price Small Cap
                           Third Avenue Value
                           Transamerica Equity
                           Transamerica Convertible Securities
                           Transamerica Growth Opportunities
                           Transamerica Money Market
                           Transamerica U.S. Government Securities
                           Transamerica Value Balanced
                           Van Kampen Emerging Growth